3: Fulbright & Jaworski Document

As filed with the Securities and Exchange Commission on May 31, 2006

Registration No. 333-______

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________

Form S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

_______________

DXP Enterprises, Inc.

(Exact name of Registrant as specified in its charter)

_______________

Texas	76-0509661
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

7272 Pinemont Drive Houston, Texas 77040 (713) 996-4700 (Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

Mac McConnell

Senior Vice President and Chief Financial Officer

7272 Pinemont Drive

Houston, Texas 77040

(713) 996-4700

(Name, Address, Including Zip Code, and Telephone Number,

Including Area Code, of Agent for Service)

_______________

Copy to:

Fulbright & Jaworski L.L.P.

1301 McKinney, Suite 5100

Houston, Texas 77010

(713) 651-5151

Attention: Laura J. McMahon

_______________

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [ ]

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [ ]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Common Stock, par value $.01 per share	1,000,000 shares	$45.45	$45,450,000	$4,863.15

(1) Estimated pursuant to Rule 457(c) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee, based upon the average of the high and low sales prices of the Registrant's common stock on May 25, 2006, as reported by the NASDAQ Stock Market, Inc.

_______________

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PRELIMINARY PROSPECTUS Dated ___________, 2006 (Subject to completion)

DXP Enterprises, Inc.

1,000,000 Shares of Common Stock

We may from time to time offer and sell shares of our common stock, $.01 par value. We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. This prospectus describes the general terms of these securities. The specific terms of any securities and the specific manner in which we will offer them will be included in a supplement to this prospectus relating to that offering.

We encourage you to carefully read this prospectus and any prospectus supplement before you invest in our common stock. We also encourage you to read the documents we have referred you to in the "Where You Can Find More Information" section of this prospectus for information on us and for our financial statements. This prospectus may not be used to consummate sales of our common stock unless accompanied by a prospectus supplement.

Our common stock is traded on the NASDAQ National Market (NASDAQ) under the symbol "DXPE". On May 26, 2006, the last reported sale price of our common stock on NASDAQ was $46.05.

We urge you to carefully review and consider the information under the heading "Risk Factors" on page 1 of this prospectus and in the applicable prospectus supplement before investing in our common stock.

These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission, nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is ________, 2006.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a "shelf" registration process. Under this shelf process, we may sell the common stock described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both the prospectus and any prospectus supplement together with the additional information described under the heading "Where You Can Find More Information."

As used in this prospectus, the terms "DXP," "Company," "we," "our," "ours" and "us" refer to DXP Enterprises, Inc. and its subsidiaries, except where the context otherwise requires or as otherwise indicated.

DXP Enterprises, Inc.

DXP, a Texas corporation, was incorporated in 1996, to be the successor to a company founded in 1908. Since our predecessor company was founded, we have primarily been engaged in the business of distributing maintenance, repair and operating ("MRO") products, equipment and service to industrial customers. We are organized into two segments: MRO and Electrical Contractor.

The MRO segment provides MRO products, equipment and integrated services, including engineering expertise and logistics capabilities, to industrial customers. We provide a wide range of MRO products in the fluid handling equipment, bearing, power transmission equipment, general mill, safety supply and electrical products categories. We offer our customers a single source of integrated services and supply on an efficient and competitive basis by being a first-tier distributor who can purchase products directly from the manufacturer. We also provide integrated services such as system design, fabrication, installation, repair and maintenance for our customers. We offer a wide range of industrial MRO products, equipment and services through a complete continuum of customized and efficient MRO solutions, ranging from traditional distribution to fully integrated supply contracts. The integrated solution is tailored to satisfy our customers' unique needs.

The Electrical Contractor segment was formed in 1998 with the acquisition of substantially all of the assets of an electrical supply business. The Electrical Contractor segment sells a broad range of electrical products, such as wire conduit, wiring devices, electrical fittings and boxes, signaling devices, heaters, tools, switch gear, lighting, lamps, tape, lugs, wire nuts, batteries, fans and fuses, to electrical contractors. The segment has one owned warehouse/sales facility in Memphis, Tennessee.

Our principal executive offices are located at 7272 Pinemont Drive, Houston, Texas 77040. Our telephone number at that location is (713) 996-4700. Our Internet website is http://www.dxpe.com. Information contained on our website is not incorporated by reference in this prospectus and you should not consider information contained on our website as part of this prospectus.

RISK FACTORS

An investment in our common stock involves risks. We urge you to carefully consider all of the information contained in or incorporated by reference in this prospectus and other information which may be incorporated by reference in this prospectus or any prospectus supplement as provided under "Incorporation of Certain Information by Reference," including our Annual Reports on Form 10-K and our Quarterly Reports on Form 10-Q. This prospectus also contains forward-looking statements that involve risks and uncertainties. Please read "Forward-Looking Statements." Our actual results could differ materially from those anticipated in the forward-looking statements as a result of certain factors, including the risks described elsewhere in this prospectus or any prospectus supplement and in the documents incorporated by reference into this prospectus or any prospectus supplement. If any of these risks occur, our business, financial condition or results of operation could be adversely affected.

POTENTIAL ANTI-TAKEOVER EFFECTS

Our Restated Articles of Incorporation, as amended, allow our Board of Directors to issue shares of preferred stock without shareholder approval on such terms as the Board of Directors may determine. The rights of all the holders of our common stock will be subject to, and may be adversely affected by, the rights of the holders of any preferred stock that may be issued in the future. Our Restated Articles of Incorporation, as amended, also do not allow cumulative voting in the election of directors. In addition, Chapter 21 of the Texas Business Organizations Code imposes a special voting requirement for the approval of certain business combinations and related party transactions between public corporations such as the Company and shareholders who beneficially own 20% or more of the corporation's voting stock unless the transaction or the acquisition of shares by the affiliated shareholder is approved by the board of directors of the corporation prior to the shareholder acquiring such 20% ownership. All of the foregoing could have the effect of delaying, deferring or preventing a change in control of the Company and could limit the price that certain investors might be willing to pay in the future for shares of our common stock. See "Description of Capital Stock and Indemnification of Officers and Directors."

ONTROL BY DIRECTORS AND EXECUTIVE OFFICERS OF DXP

As of the date of this prospectus, our executive officers and directors beneficially own approximately 52% of our outstanding common stock. As a result, such persons, acting together, will be able to elect all of our directors, will retain the voting power to approve most matters requiring shareholder approval and will have significant influence on our affairs. Such concentration of ownership may have the effect of delaying, deferring or preventing a change in control of the Company.

LIMITATION ON ABILITY TO PAY DIVIDENDS

We anticipate that future earnings will be retained to finance the continuing development of our business. In addition, our bank credit facility prohibits us from declaring or paying any dividends or other distributions on our capital stock except for the monthly $0.50 per share dividend on our Series B convertible preferred stock, which amounts to $90,000 in the aggregate per year. Accordingly, we do not anticipate paying cash dividends on our common stock in the foreseeable future. The payment of any future dividends will be at the discretion of our Board of Directors and will depend upon, among other things, future earnings, the success of our business activities, regulatory and capital requirements, our lenders, our general financial condition and general business conditions.

FORWARD-LOOKING STATEMENTS

This prospectus contains or incorporates by reference statements that constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the Exchange Act). In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "intend," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential," or "continue," or the negative of such terms or other comparable terminology. You are cautioned that any such forward-looking statements involve significant known and unknown risks, uncertainties and other factors that may cause our or our industry's actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by those forward-looking statements. These factors include the effectiveness of management's strategies and decisions, general economic and business conditions, developments in technology, new or modified statutory or regulatory requirements and changing prices and market conditions. These forward-looking statements reflect our best judgment about future events and trends based on the information currently available to us. Our results of operations can be affected by the assumptions we make or by risks and uncertainties known or unknown to us, including those described under "Risk Factors." Therefore, we cannot guarantee the accuracy of the forward-looking statements. Actual events and results of operations may vary materially from our current expectations and assumptions.

USE OF PROCEEDS

We intend to use the net proceeds from the sales of our common stock as set forth in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

We may use this prospectus and any accompanying prospectus supplement to sell shares of our common stock from time to time as follows:

    directly to purchasers;
    through agents;
    through underwriters;
    through dealers; and
    through any other method permitted by applicable law.

We, or agents designated by us, may directly solicit, from time to time, offers to purchase our common stock. Any such agent may be deemed to be an underwriter as that term is defined in the Securities Act of 1933. We will name the agents involved in the offer or sale of our common stock and describe any commissions payable by us to these agents in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, these agents will be acting on a best efforts basis for the period of their appointment. The agents may be entitled under agreements which may be entered into with us to indemnification by us against specific civil liabilities, including liabilities under the Securities Act of 1933. The agents may also be our customers or may engage in transactions with or perform services for us in the ordinary course of business.

If we utilize any underwriters in the sale of our common stock in respect of which this prospectus is delivered, we will enter into an underwriting agreement with those underwriters at the time of sale to them. We will set forth the names of these underwriters and the terms of the transaction in the prospectus supplement, which will be used by the underwriters to make resales of our common stock in respect of which this prospectus is delivered to the public. We may indemnify the underwriters under the relevant underwriting agreement against specific liabilities, including liabilities under the Securities Act of 1933. The underwriters may also be our customers or may engage in transactions with or perform services for us in the ordinary course of business.

If we utilize a dealer in the sale of our common stock in respect of which this prospectus is delivered, we will sell those shares of our common stock to the dealer, as principal. The dealer may then resell those shares to the public at varying prices to be determined by the dealer at the time of resale. We may indemnify the dealers against specific liabilities, including liabilities under the Securities Act of 1933. The dealers may also be our customers or may engage in transactions with, or perform services for us in the ordinary course of business.

To the extent that we make sales through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a sales agency financing agreement or other at-the-market offering arrangement between us and the underwriters or agents. If we engage in at-the-market sales pursuant to any such agreement, we will issue and sell shares of our common stock through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell shares on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The agreement will provide that any shares of our common stock sold will be sold at prices related to the then prevailing market prices for our common stock. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time. Pursuant to the terms of the agreement, we also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our common stock or other securities. The terms of each such agreement will be set forth in more detail in a prospectus supplement to this prospectus. In the event that any underwriter or agent acts as principal, or broker-dealer acts as underwriter, it may engage in certain transactions that stabilize, maintain or otherwise affect the price of our securities. We will describe any such activities in the prospectus supplement relating to the transaction.

The place and time of delivery for those shares of our common stock in respect of which this prospectus is delivered are set forth in the accompanying prospectus supplement.

Description of Capital Stock
and
Indemnification of directors and officers

The following is a description of our capital stock and a summary of the rights of our stockholders and provisions pertaining to indemnification of our directors and officers. You should also refer to our articles of incorporation and bylaws, which are incorporated by reference in this prospectus, and to Texas law.

General

The Company has an authorized capitalization of 110,000,000 shares of capital stock, consisting of 100,000,000 shares of common stock and 10,000,000 shares of preferred stock, of which 1,000,000 shares have been designated Series A Preferred Stock, and 1,000,000 shares have been designated Series B Convertible Preferred Stock. We have reserved a total of 612,181 shares of our common stock for grants of options and restricted stock awards under our stock plans. As of May 25, 2006, there were 5,123,134 shares of common stock, 1,120 shares of Series A Preferred Stock and 15,000 shares of Series B Convertible Preferred Stock outstanding. As of such date, there were 581 holders of record of common stock.

Common Stock

Dividends. The holders of shares of Series B Convertible Preferred Stock are entitled to dividends before the payment of any dividends to holders of shares of common stock. The holders of shares of common stock have no right or preference to the holders of shares of any other class of capital stock of the Company in respect of the declaration or payment of any dividends or distributions by the Company. The holders of shares of common stock shall be entitled to equally receive any dividends or distributions, if and when declared by the Board of Directors out of any funds legally available for that purpose.

Liquidation, Dissolution or Winding Up. Subject to the required cash payments to the Series A Preferred Stock and the Series B Convertible Preferred Stock, the remainder of the assets of the Company, if any, shall be divided and distributed ratably among the holders of the Series B Convertible Preferred Stock and the common stock.

Redemption. No shares of common stock are callable or redeemable by the Company.

Conversion. No holder of common stock has the right to convert or exchange any such shares with or into any other shares of capital stock of the Company.

Voting. Each share of common stock entitles the holder thereof to one vote, in person or by proxy, at any and all meetings of the shareholders of the Company on all propositions presented to the shareholders generally.

Preferred Stock

Dividends. The holders of shares of Series A Preferred Stock shall not as a matter of right be entitled to be paid or receive or have declared or set apart for such Series A Preferred Stock, any dividends or distributions of the Company. The holders of shares of Series B Convertible Preferred Stock receive dividends out of any funds legally available for that purpose at the annual rate of 6% per annum of the par value and no more. These dividends are payable in cash monthly on the last day of each month. The dividends accrue from the date the Series B Convertible Preferred Stock is issued and is considered to accrue from day to day, whether or not earned or declared. The dividends are payable before any dividends are paid, declared, or set apart for any other capital stock of the Company. The dividends are cumulative so that if for any dividend period the dividends on the outstanding Series B Convertible Preferred Stock are not paid or declared and set apart, the deficiency shall be fully paid or declared and set apart for payment, without interest, before any distribution (by dividend or otherwise) is paid on, declared, or set apart for any other capital stock of the Company. The holders of shares of Series B Convertible Preferred Stock shall not be entitled to receive any other dividends or distributions.

Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, the holders of outstanding shares of Series A Preferred Stock shall be entitled to receive $100.00 in cash for each share of Series A Preferred Stock, before any distribution of the assets of the Company shall be made to the holders of the outstanding shares of Series B Convertible Preferred Stock, unless funds necessary for such payment shall have been set aside in trust for the account of the holders of outstanding shares of Series A Preferred Stock so as to be and continue to be available therefor. After the $100.00 distribution per share of the Series A Preferred Stock, the holders of outstanding shares of Series B Convertible Preferred Stock shall be entitled to receive $100.00 in cash for each share, before any distribution of the assets of the Company shall be made to the holders of the outstanding shares of any other capital stock of the Company, unless funds necessary for such payment shall have been set aside in trust for the account of the holders of outstanding shares of Series B Convertible Preferred Stock so as to be and continue to be available therefor.

Redemption. No shares of Series A Preferred Stock shall be callable or redeemable by the Company. The Company, at the option of its Board of Directors, may at any time five years from the date of issuance redeem the whole or any part of the outstanding Series B Convertible Preferred Stock shares by paying in cash $110.00 per share plus all dividends accrued, unpaid, and accumulated through and including the redemption date. If only a part of the outstanding Series B Convertible Preferred Stock shares is redeemed, redemption will be pro rata. No Series B Convertible Preferred Stock shares may be redeemed unless all accrued dividends on the Series B Convertible Preferred Stock have been paid for all past dividend periods and full dividends for the current period, except those to be redeemed, have been paid or declared and set apart for payment.

The holders of any shares of the Series B Convertible Preferred Stock called for redemption are entitled to receive 28 shares of common stock for each share of Series B Convertible Preferred Stock. The holders are entitled to exercise said conversion right at any time after redemption notice is given and before the close of business on the fifth day before the redemption date stated in the notice. The right to receive the converted shares is at the shareholder's option and requires delivery to the Company of the shareholder's written notice stating the number of shares the shareholder is electing to convert. The exercise of the right also requires the shareholder, on or before the redemption date, to surrender the certificate or certificates, duly endorsed to the Company, for the Series B Convertible Preferred Stock shares at the office of the Company or its transfer agent.

Conversion. No holder of Series A Preferred Stock shall have the right to convert or exchange shares with or into any other shares of capital stock of the Company. The holders of shares of Series B Convertible Preferred Stock shall have the right to convert each share of Series B Convertible Preferred Stock into 28 shares of common stock at any time. The right to receive the converted shares requires delivery to the Company's office or its transfer agent of the shareholder's written notice stating the number of shares the shareholder is electing to convert. Such notice shall be accompanied by the surrender of the Series B Convertible Preferred Stock certificate or certificates, duly endorsed to the Company. The date of conversion shall be the date of receipt by the Company or its transfer agent of the notice and the duly endorsed certificate(s).

Voting. Each share of Series A Preferred Stock and each share of Series B Convertible Preferred Stock shall entitle the holder thereof to 1/10th of a vote, in person or by proxy, at any and all meetings of shareholders of the Company on all propositions presented to shareholders generally.

Certain Anti-Takeover Effects of Certain Provisions of the Company's Articles of Incorporation, Bylaws and the Texas Business Corporation Act

The Company's Restated Articles of Incorporation, as amended, and Bylaws contain certain provisions that could make more difficult the acquisition of the Company by means of a tender or exchange offer, a proxy contest or otherwise. The description of such provisions set forth below is intended only as a summary and is qualified in its entirety by reference to the Restated Articles of Incorporation, as amended, and Bylaws, each of which is filed as an exhibit to the registration statement of which this prospectus forms a part.

Preferred Stock. The Restated Articles of Incorporation, as amended, authorize the Board of Directors to establish one or more series of preferred stock and to determine, with respect to any series of preferred stock the terms and rights of such series. The Company believes that the ability of the Board of Directors to issue one or more series of preferred stock will provide the Company with flexibility in structuring possible future financings and acquisitions and in meeting other corporate needs that may arise. The authorized shares of preferred stock, as well as shares of common stock, will be available for issuance without further action by the Company's shareholders, unless such action is required by the Restated Articles of Incorporation, as amended, applicable laws or the rules of any stock exchange or automated quotation system on which the Company's securities may be listed or traded.

Although the Board of Directors has no intention at the present time of doing so, it could issue a series of preferred stock that could, depending on the terms of such series, impede the completion of a merger, tender offer or other takeover attempt. The Board of Directors will make any determination to issue such shares based on its judgment as to the best interests of the Company and its shareholders. The Board of Directors, in so acting, could issue preferred stock having terms that could discourage an acquisition attempt through which an acquiror otherwise may be able to change the composition of the Board of Directors, including a tender or exchange offer or other transaction that some, or a majority, of the Company's shareholders might believe to be in their best interests or in which shareholders might receive a premium for their stock over the then current market price of such stock.

Special Meeting of Shareholders. The Bylaws provide that special meetings of shareholders may be called only by the President or the Board of Directors. Such provisions, together with the other anti-takeover provisions described herein, also could have the effect of discouraging a third party from initiating a proxy contest, making a tender or exchange offer or otherwise attempting to obtain control of the Company.

Texas Anti-Takeover Law. Chapter 21 of the Texas Business Organizations Code (the "Code") imposes a special voting requirement for the approval of certain business combinations and related party transactions between public corporations and affiliated shareholders unless the transaction or the acquisition of shares by the affiliated shareholder is approved by the board of directors of the corporation prior to the affiliated shareholder becoming an affiliated shareholder. Chapter 21 prohibits certain mergers, sales of assets, reclassifications and other transactions (defined as business combinations) between shareholders beneficially owning 20% or more of the outstanding stock of a Texas public corporation (such shareholders being defined as an affiliated shareholder) for a period of three years following the date the shareholder acquired the shares representing 20% or more of the corporation's voting power unless two-thirds of the unaffiliated shareholders approve the transaction at a meeting held no earlier than six months after the shareholder acquires that ownership. The provisions requiring such a vote of shareholders do not apply to any transaction with an affiliated shareholder if the transaction or the purchase of shares by the affiliated shareholder is approved by the board of directors before the affiliated shareholder acquires beneficial ownership of 20% of the shares or if the affiliated shareholder was an affiliated shareholder prior to December 31, 1996, and continued as such through the date of the transaction. Chapter 21 contains a provision that allows a corporation to elect out of the statute by an amendment to its articles of incorporation or bylaws prior to December 31, 1997. Chapter 21 could have the effect of delaying, deferring or preventing a change in control of the Company.

Indemnification of Directors and Officers

Chapter 8 of the Code provides that a corporation may indemnify any director or officer who was, is or is threatened to be named a defendant or respondent in a proceeding because he is or was a director or officer, provided that the director or officer (i) conducted himself in good faith, (ii) reasonably believed (a) in the case of conduct in his official capacity, that his conduct was in the corporation's best interests or (b) in all other cases, that his conduct was at least not opposed to the corporation's best interests and (iii) in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. Subject to certain exceptions, a director or officer may not be indemnified if the person is found liable to the corporation or if the person is found liable on the basis that he improperly received a personal benefit. Under Texas law, reasonable expenses incurred by a director or officer may be paid or reimbursed by the corporation in advance of a final disposition of the proceeding after the corporation receives a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification and a written undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined that the director or officer is not entitled to indemnification by the corporation. Texas law requires a corporation to indemnify an officer or director against reasonable expenses incurred in connection with a proceeding in which he is named a defendant or respondent because he is or was a director or officer if he is wholly successful in defense of the proceeding.

Texas law also permits a corporation to purchase and maintain insurance or another arrangement on behalf of any person who is or was a director or officer against any liability asserted against him and incurred by him in such a capacity or arising out of his status as such a person, whether or not the corporation would have the power to indemnify him against that liability under Chapter 8 of the Code.

The Company's Restated Articles of Incorporation, as amended, and Bylaws provide for indemnification of its officers and directors, and the advancement to them of expenses in connection with proceedings and claims, to the fullest extent permitted under the Code. Such indemnification may be made even though directors and officers would not otherwise be entitled to indemnification under other provisions of the Company's Bylaws.

The above discussion of the Code and the Company's Restated Articles of Incorporation, as amended, and Bylaws is not intended to be exhaustive and is qualified in its entirety by such statute, the Restated Articles of Incorporation and Bylaws, respectively.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and therefore is unenforceable.

Transfer Agent and Registrar

The transfer agent and registrar for the common stock is American Stock Transfer & Trust Company, New York, New York.

LEGAL MATTERS

In connection with particular offerings of our common stock in the future, and if stated in the applicable prospectus supplement, the validity of those shares of common stock may be passed upon for us by Fulbright & Jaworski L.L.P. and for any underwriters or agents by counsel named in the applicable prospectus supplement.

EXPERTS

The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K, as amended, for the year ended December 31, 2005 have been so incorporated in reliance on the report of Hein & Associates LLP, an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933 with respect to the shares being offered under this prospectus. This prospectus, which is included in the registration statement, does not contain all of the information in the registration statement. For further information regarding the Company and our common stock, please see the registration statement and our other filings with the SEC, including our annual, quarterly and current reports and proxy statements, which you may read and copy at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information about the public reference room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available to the public on the SEC's Internet website at http://www.sec.gov. Our Internet website address is http://www.dxpe.com.

We furnish holders of our common stock with annual reports containing financial statements audited by our independent auditors in accordance with generally accepted accounting principles following the end of each fiscal year. We file reports and other information with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934.

Our common stock is listed on NASDAQ and we are required to file reports, proxy statements and other information with NASDAQ. You may read any document we file with NASDAQ at the offices of The NASDAQ Stock Market, Inc., which is located at 9600 Blackwell Road, Rockville, MD 20850.

Descriptions in this prospectus of documents are intended to be summaries of the material, relevant portions of those documents, but may not be complete descriptions of those documents. For complete copies of those documents, please refer to the exhibits to the registration statement and other documents filed by us with the SEC.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to "incorporate by reference" the information we have filed with the SEC, which means that we can disclose important information to you without actually including the specific information in this prospectus by referring you to those documents. The information incorporated by reference is an important part of this prospectus and later information that we file with the SEC will automatically update and supersede this information. Therefore, before you decide to invest in a particular offering under this shelf registration, you should always check for reports we may have filed with the SEC after the date of this prospectus. We incorporate by reference into this prospectus the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until the applicable offering under this prospectus and any prospectus supplement is terminated, other than information furnished to the SEC under Item 2.02 or 7.01 of Form 8-K and which is not deemed filed under the Securities Exchange Act of 1934 and is not incorporated in this prospectus:

  Our Annual Report on Form 10-K for our fiscal year ended December 31, 2005, filed with the SEC on March 10, 2006, as amended by Form 10-K/A, filed with the SEC on May 1, 2006.

  Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2006, filed with the SEC on May 12, 2006.

  The description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on October 9, 1996.

We will provide, without charge, to each person to whom a copy of this prospectus has been delivered, upon written or oral request of such person, a copy of any or all of the documents incorporated by reference herein (other than certain exhibits to such documents not specifically incorporated by reference). Requests for such copies should be directed to:

DXP Enterprises, Inc.

7272 Pinemont Drive

Houston, Texas 77040

(713) 996-4700

Attention: Corporate Secretary

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the estimated expenses (other than underwriting discounts and commissions) to be incurred by the Company in connection with the issuance and distribution of the common stock registered under this Registration statement.

SEC registration fee	$
Transfer Agent fees	$
Legal fees and expenses	$
Accounting fees and expenses	$
Miscellaneous expenses	$
Total	$

Item 15. Indemnification of Directors and Officers.

The discussion under the heading "Description of Capital Stock and Indemnification of Directors and Officers - Indemnification of Directors and Officers" in the prospectus is incorporated by reference herein in its entirety.

Item 16. Exhibits.

The exhibits listed in the Exhibit Index are filed as part of this Registration statement.

Exhibit Number	Description
3.1

Restated Articles of Incorporation of DXP Enterprises, Inc., as amended (incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-8 (Reg. No. 333-61953), filed with the Commission on August 20, 1998).

3.2	Bylaws of DXP Enterprises, Inc. (incorporated by reference Exhibit 3.2 to the Company's Registration Statement on Form S-4 (Reg. No. 333-10021), filed with the Commission on August 12, 1996).
4.1	Form of common stock certificate (incorporated by reference to Exhibit 4.3 to the Company's Registration Statement on Form S-8 (Reg. No. 333-61953), filed with the Commission on August 20, 1998).
*5.1	Opinion of Fulbright & Jaworski L.L.P.
*23.1	Consent of Hein & Associates LLP.
*23.2	Consent of Fulbright & Jaworski L.L.P. (incorporated by
reference from Exhibit 5.1).
*24.1	Powers of Attorney (included in Signature Page).

__________

* Filed herewith

Item 17. Undertakings.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that (A) paragraphs (1)(i) and (1)(ii) above do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by (i) and (ii) is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and (B) paragraphs (1)(i) and (1)(ii) above do not apply if the registration statement is on Form S-3 or Form F-3, and the information required to be included in a post-effective amendment by (i) and (ii) is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

Provided further, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the registration statement is for an offering of asset-backed securities on Form S-1 or Form S-3, and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned Registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on May 31, 2006.

DXP Enterprises, Inc.

By:

/S/DAVID R. LITTLE

David R. Little

President and Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David R. Little and Mac McConnell, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including any and all post-effective amendments) to this registration statement on Form S-3 and any registration statement for the same offering filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:
Signature	Title	Date
/S/DAVID R. LITTLE David R. Little	Chairman of the Board, President, Chief Executive Officer and Director (Principal Executive Officer)	May 30, 2006
/S/MAC MCCONNELL Mac McConnell	Senior Vice President/Finance and Chief Financial Officer (Principal Financial and Accounting Officer)	May 30, 2006
/S/CLETUS DAVIS Cletus Davis	Director	May 26, 2006
/S/TIMOTHY P. HALTER Timothy P. Halter	Director	May 30, 2006
/S/KENNETH H. MILLER Kenneth H. Miller	Director	May 25, 2006

INDEX TO EXHIBITS

Exhibit Number	Description
3.1

Restated Articles of Incorporation of DXP Enterprises, Inc., as amended (incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-8 (Reg. No. 333-61953), filed with the Commission on August 20, 1998).

3.2	Bylaws of DXP Enterprises, Inc. (incorporated by reference Exhibit 3.2 to the Company's Registration Statement on Form S-4 (Reg. No. 333-10021), filed with the Commission on August 12, 1996).
4.1	Form of common stock certificate (incorporated by reference to Exhibit 4.3 to the Company's Registration Statement on Form S-8 (Reg. No. 333-61953), filed with the Commission on August 20, 1998).
*5.1	Opinion of Fulbright & Jaworski L.L.P.
*23.1	Consent of Hein & Associates LLP.
*23.2	Consent of Fulbright & Jaworski L.L.P. (incorporated by
reference from Exhibit 5.1).
*24.1	Powers of Attorney (included in Signature Page).

__________

* Filed herewith

FULBRIGHT & JAWORSKI L.L.P.

1301 MCKINNEY, SUITE 5100

HOUSTON, TEXAS 77010-3095

TELEPHONE: (713) 651-5151

FAX: (713) 651-5246

May 30, 2006

DXP Enterprises, Inc.
7272 Pinemont Drive
Houston, Texas 77040

Ladies and Gentlemen:

We have acted as counsel to DXP Enterprises, Inc., a Texas corporation (the "Company"), with respect to certain legal matters in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of the offer and sale by the Company from time to time, pursuant to Rule 415 under the Securities Act of up to an aggregate of 1,000,000 shares of common stock, $.01 par value, of the Company (the "Shares").

We also have participated in the preparation of the Prospectus (the "Prospectus") contained in the Registration Statement on Form S-3 (the "Registration Statement") to which this opinion is an exhibit.  The Shares will be offered in amounts, at prices and on terms to be determined in light of market conditions at the time of sale and to be set forth in supplements (each a "Prospectus Supplement") to the Prospectus contained in the Registration Statement. Capitalized terms not defined herein shall have the meanings ascribed to them in the Prospectus.

In rendering the opinions set forth below, we have examined and relied upon (i) the Registration Statement, including the Prospectus; (ii) the Restated Articles of Incorporation, as amended, of the Company; and (iii)  such certificates, statutes and other instruments and documents as we consider appropriate for purposes of the opinions hereafter expressed.  In addition, we reviewed such questions of law as we considered appropriate.

In connection with rendering the opinions set forth below, we have assumed that (i) all information contained in all documents reviewed by us is true and correct; (ii) all signatures on all documents examined by us are genuine; (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents; (iv) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective; (v) a Prospectus Supplement will have been prepared and filed with the Commission describing the Shares offered thereby; (vi) all Shares will be offered and sold in compliance with applicable federal and state securities laws and in the manner specified in the Registration Statement and the applicable Prospectus Supplement; and (vii) a definitive purchase, underwriting or similar agreement with respect to any Shares offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto.

Based on the foregoing, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that when (i) the Company has taken all necessary action to approve the issuance of the Shares and related matters and (ii) the Shares, when issued and delivered in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement approved by the Company upon payment of the consideration therefor provided for therein, will be validly issued, fully paid and nonassessable.

We express no opinions concerning the enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws.

The foregoing opinions are limited to the laws of the State of Texas and the federal laws of the United States of America and we are expressing no opinion as to the effect of the laws of any other jurisdiction, domestic or foreign.

We hereby consent to the references to this firm under the caption "Legal Matters" in the Prospectus and to the filing of this opinion as an exhibit to the Registration Statement. By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations thereunder.

Very truly yours,

/s/ FULBRIGHT & JAWORSKI L.L.P.

Fulbright & Jaworski L.L.P.

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this registration statement on Form S-3 of our report dated February 24, 2006 relating to the financial statements and financial statement schedules, which appears in DXP Enterprises, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2005. We also consent to the reference to us under the heading "Experts" in such registration statement.

Hein & Associates LLP

/S/ HEIN & ASSOCIATES LLP

Houston, Texas

May 30, 2006